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                                                                      Exhibit 23




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-00151, 333-33298, 333-34674) and Form S-8 (Nos.
2-87754, 33-20027, 33-28609, 33-45453, 33-48239, 33-55814, 33-61441, 33-61445,
333-08721, 333-45307, 333-59841, 333-61163, 333-66891,333-86863, 333-86869, 333-
53102, 333-53104) of Legg Mason, Inc. of our report dated May 4, 2000, except for Note 2B, as to which the date is September 22, 2000, relating to the financial statements which are included in this Current Report on Form 8-K of Legg Mason, Inc. dated June 1, 2001.



PricewaterhouseCoopers LLP

Baltimore, Maryland
June 1, 2001